Exhibit 99.1

For immediate release	For more information, contact:
Investor Relations
(972) 699-4055
Email: investor@furmanite.com

Furmanite Corporation Implements European Cost Reduction Initiative

HOUSTON, TEXAS (June 12, 2012) – Furmanite Corporation (NYSE: FRM) today announced the expected timing, implementation expense and savings related to further restructuring of its European operations.

The Company is taking significant action to reduce administrative expense and streamline its European operations’ structure for improved efficiencies in the wake of the challenging economic conditions in the region. This action is expected to be fully defined within 30 days and substantially completed, with related expenses fully absorbed, in the second and third quarters of this year. The estimated restructuring costs of $2.5 million are expected to result in annualized savings of $2.5 million to $3.0 million. The restructuring action will not materially impact the Company’s 400 field service technicians within its EMEA region (which includes operations in Europe, the Middle East and Africa) or the Company’s continuing capability to serve its many customers across Europe.

“The previous major restructuring of European operations, completed in 2010, has simply proved to be inadequate for the serious economic uncertainties which continue to influence market conditions in this region. Given the magnitude of the macroeconomic challenges being addressed, we do not anticipate substantial near term market improvement. In light of this we are making significant further adjustments to our structure to assure we are positioned to achieve profitable operations in Europe for the long term,” said Charles R. Cox, Chairman and Chief Executive Officer of Furmanite Corporation.

10370 Richmond Avenue, Suite 600 Houston, Texas 77042 972-699-4055

“As previously discussed on our first quarter earnings call in May, Europe continues to be the only area of our Global operations in which we have seen substantial weakness. All other regions continue to report stable to strong markets, and with the completion of this action in Europe, we anticipate ongoing profitable results for all regions,” concluded Cox.

ABOUT FURMANITE CORPORATION

Furmanite Corporation (NYSE: FRM) is a worldwide technical services firm. Headquartered in Houston, Texas, Furmanite, one of the world’s largest specialty technical services companies, delivers a broad portfolio of engineering solutions that keep facilities operating, minimizing downtime and maximizing profitability. Furmanite’s diverse, global operations serve a broad array of industry sectors, including offshore drilling operations, pipelines, refineries and power generation facilities, chemical and petrochemical plants, steel mills, automotive manufacturers, pulp and paper mills, food and beverage processing plants, semi-conductor manufacturers and pharmaceutical manufacturers. Furmanite operates more than 75 offices on six continents. For more information, visit www.furmanite.com.

Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. One or more of these factors could affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

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